UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 7, 2008
HANSEN MEDICAL, INC.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	001-33151 (Commission File Number)	14-1850535 (I.R.S. Employer Identification No.)
380 North Bernardo Avenue
Mountain View, California 94043
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (650) 404-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT 10.1

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 7, 2008, the Compensation Committee (the “Committee”) of the Board of Directors of Hansen Medical, Inc. (the “Company”) approved the Hansen Medical, Inc. Management Cash Incentive Plan (the “Incentive Plan”). The Incentive Plan is intended to increase stockholder value and the success of the Company by motivating participants to perform to the best of their ability and achieve the Company’s objectives. The Incentive Plan accomplishes these goals by paying cash awards to participants after the achievement of specified performance goals.
The Incentive Plan applies to employees of the Company who are selected for participation by the Committee. The actual number of employees who will be eligible to receive an award during any particular year cannot be determined in advance, because the Committee has the discretion to select the participants for each performance period. Performance periods may consist of a fiscal year or a longer or shorter period.
Under the Incentive Plan, participants will be eligible to receive an award based on each individual’s performance against goals determined in advance by the Committee at the beginning of each performance period. At the beginning of each performance period, the Committee will also assign each participant a target award amount. The participant’s target award will be expressed as a percentage of his or her base salary earned during the applicable performance period or as a specific dollar amount.
The actual awards (if any) payable for a particular performance period will vary depending on the extent to which actual performance meets, exceeds or falls short of the performance goals for that performance period. The Committee has the authority to determine if performance goals were achieved or exceeded and retains the discretion to increase, reduce or eliminate the bonus that otherwise would have been payable based on actual performance.
The Committee administers the Incentive Plan, although it may delegate its authority to individual directors or employees of the Company. The full Board of Directors or the Committee may amend, suspend or terminate the Incentive Plan at any time and for any reason.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
No.	Description
10.1	Hansen Medical, Inc. Management Cash Incentive Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Hansen Medical, Inc. (Registrant)
Date: April 9, 2008	/s/ Steven M. Van Dick
Steven M. Van Dick
Chief Financial Officer

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